Exhibit 99.1

Castleguard Energy, Inc.
17768 Preston Road * Dallas, Texas 75252
Phone 214-647-2110 * Fax 972-407-9392

April 20, 2006 - Dallas, Texas
Contact: Harvey Jury, President
CASTLEGUARD ENERGY ENGAGES
PETRO CAPITAL SECURITIES LLC
TO EXPLORE STRATEGIC OPPORTUNITIES

Castleguard Energy, Inc., announced today that it has engaged Petro Capital Securities LLC, a Dallas-based oil and gas focused merchant bank, as financial advisor to assist in exploring various alternatives to maximize shareholder value.

Castleguard is considering a wide range of options including, but not limited to, a merger or the acquisition of significant oil and gas assets.

"There are a number of very interesting opportunities in the oil and gas sector today, and we are pleased to be associated with Petro Capital Securities, a firm recognized for its proven track record of working successfully with small public oil and gas companies," Harvey Jury, Castleguard President, said.

Castleguard has authorized Petro Capital Securities to contact and provide information to prospective merger and financial partners. Castleguard does not expect to make any further public comment on this issue until the Board of Directors has completed the analysis of strategic alternatives presented by Petro Capital Securities.

Castleguard Energy (OTCBB Symbol MOAT) is an independent oil and gas company headquartered in Dallas.